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                                                                    EXHIBIT 99.4

               BLOUNT 401(K) RETIREMENT SAVINGS PLAN PARTICIPANTS

If you would like 100% of the shares of Blount Class A Common Stock attributed to your plan account converted into the right to receive $30 in cash for each share, you do NOT need to complete or return this form.

If you are electing to convert 100% or a LESSER PERCENTAGE (other than 0%) of the shares of Blount Class A Common Stock attributed to your plan account into the right to receive non-cash election shares, you must:

- Be sure that your correct Social Security Number is in the box below
- Fill in the percentage of shares in your account to be Converted into the Right to Receive Non-Cash Election Shares
- Sign and date this form, where indicated below
- Provide your daytime Phone Number, where indicated below (optional)
- Fax this form to (212) 645-8046 OR return it in the green postage-paid envelope provided to:

    The Northern Trust Company
    P.O. Box 1997
    New York, NY 10117-0024

Note: Failure to follow the election instructions accurately and in a timely manner may result in 100% of the Blount Class A Common Stock attributed to your plan account being converted into the right to receive $30 in cash for each share.

                     401(K) PLAN FORM OF NON-CASH ELECTION

To: The Northern Trust Company,
    Trustee for Blount 401(k) Retirement Savings Plan

    This letter instructs you to exercise the Non-Cash Election to receive Non-Cash Election Shares in exchange for such percentage of the shares of Blount Class A Common Stock specified below which are attributed to the account of the undersigned (capitalized terms used herein and not defined herein have the meaning specified in the Merger Agreement referred to below).

    I understand that this 401(k) Plan Form of Non-Cash Election and the following election are subject to (i) the terms, conditions and limitations set forth in the Proxy Statement-Prospectus, dated July 15, 1999 relating to the Merger (including all documents incorporated therein, and as may be amended or supplemented from time to time, the "Proxy Statement"), receipt of a copy of which is acknowledged by the undersigned, (ii) the terms of the Agreement and Plan of Merger and Recapitalization, dated as of April 18, 1999, as the same may be amended from time to time, a conformed copy of which appears as Appendix A to the Proxy Statement (the "Merger Agreement"), and (iii) the accompanying instructions for the 401(k) Plan Form of Non-Cash Election.

    Note: You must properly fill in all of the information requested below, whether you are electing to convert 100% or only a LESSER PERCENTAGE (other than 0%) of the shares of Blount Class A Common Stock attributed to your account.

----------------------------------------------------------------------------------------------------------
                                                               PERCENTAGE OF SHARES IN PLAN ACCOUNT TO BE
                                                              CONVERTED INTO THE RIGHT TO RECEIVE NON-CASH
      BENEFICIAL OWNER OF BLOUNT CLASS A COMMON STOCK                       ELECTION SHARES*
----------------------------------------------------------------------------------------------------------

 Social Security Number:                                      [ ]  100%
 Name (Last, First):                                          [ ]  (    )Percent (other than 0%)
 Number of Shares in Plan
 as of July 9, 1999 Record Date:
----------------------------------------------------------------------------------------------------------
 * The number of shares in the Plan attributed to your account on the actual date shares are converted in the merger may differ from the number of shares held for your account as of the July 9, 1999 record date, whether increased due to additional contributions or decreased on account of a loan or other distribution made following such record date. Your election percentage will be applied against the number of shares actually attributed to your account in the Plan as of the date the conversion is made.
   To the extent you elect to have less than 100% of your shares converted into the right to receive
   Non-Cash Election Shares, those remaining shares will be converted into the right to have your Plan account receive $30 in cash for each share.
----------------------------------------------------------------------------------------------------------

DATED:
-----------------------------------, 1999
                          ------------------------------------------------------
                                            Participant's Signature

                                            Daytime Phone Number:
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             INSTRUCTIONS FOR 401(K) PLAN FORM OF NON-CASH ELECTION

     Enclosed for your consideration and information is a 401(k) Plan Form of Non-Cash Election. As described in and subject to the conditions set forth in the Proxy Statement, and subject to proration as described in the Proxy Statement, Blount 401(k) Retirement Savings Plan participants with balances in the Blount Stock Fund are entitled to make an unconditional election (a "Non-Cash Election") on or prior to the "401(k) Election Date" (as defined below) to have some or all of those shares converted into the right to receive shares of common stock of the surviving corporation ("New Blount") by executing and submitting the enclosed 401(k) Plan Form of Non-Cash Election. A participant wishing to receive cash for his or her shares does not need to make any election; a cash payment automatically will be made unless a Non-Cash Election to receive shares of New Blount is properly made.

     The Northern Trust Company, the Trustee ("Trustee") of the Blount 401(k) Retirement Savings Plan (the "Plan"), is the registered holder of shares of Blount Class A Common Stock held for participants' accounts in the Plan. Any Non-Cash Election can be made only by the Trustee as the registered holder of such shares and only pursuant to the instructions of the participant who is the beneficial owner of such shares for allocation to his or her account in the Plan. Accordingly, the Trustee requests instructions from any participant wishing to exercise the Non-Cash Election for any percentage of the shares of Blount Class A Common Stock held for his or her account, as participants are entitled to do pursuant to the terms and subject to the conditions set forth in the Proxy Statement and the Form of Non-Cash Election. We urge all participants, however, to read these documents carefully before instructing the Trustee to exercise the 401(k) Plan Form of Non-Cash Election.

     As a result of the proration procedures discussed in the Proxy Statement, holders of Blount Class A Common Stock may receive shares of New Blount ("Non-Cash Election Shares") or cash in amounts that may vary from the amounts such holders may have elected to receive. If, as a result of proration, the Plan receives fewer Non-Cash Election Shares than 401(k) participants have elected to convert, Non-Cash Election Shares will be allocated to the Plan accounts of participants who submitted a 401(k) Plan Form of Non-Cash Election pro rata, according to each request in relation to the total of all such requests by Plan participants, with remaining amounts allocated in cash. If, however, the Plan receives more Non-Cash Election Shares than the 401(k) participants have elected to convert, then Non-Cash Election Shares will be allocated first to the Plan accounts of participants who requested a 401(k) Plan Non-Cash Election, with the remaining shares allocated pro rata, according to each participant's balance in relation to all balances in the Blount Stock Fund, including participants who wished only to receive cash. A participant will not be able to change the number or percentage of Non-Cash Election Shares or the amount of cash allocated to his or her account pursuant to such proration procedures. A description of the proration procedures is set forth in the Proxy Statement under "The
Merger -- Conversion/Retention of Shares; Procedures for Exchange of Certificates." A full statement of the proration procedures is contained in the Merger Agreement. IN CONNECTION WITH MAKING ANY NON-CASH ELECTION, YOU SHOULD READ CAREFULLY, AMONG OTHER MATTERS, THE AFORESAID DESCRIPTION AND STATEMENT AND THE INFORMATION CONTAINED IN THE PROXY STATEMENT UNDER "RISK FACTORS -- AS A RESULT OF PRORATION, YOU MAY NOT RECEIVE THE TYPE OF CONSIDERATION YOU WANT AND CASH PAYMENTS COULD BE TREATED AS DIVIDENDS INSTEAD OF CAPITAL GAINS."
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     Persons with Blount Class A Common Stock attributed to their account in the
Blount Stock Fund who do NOT wish to make a Non-Cash Election (any such holder being referred to as a "Non-Electing Holder") need NOT submit a Form of Non-Cash Election. Each share of Blount Class A Common Stock held by the Trustee for the accounts of each such Non-Electing Holder automatically will be converted, subject to proration and the other terms and conditions as described in the Proxy Statement, into the right to receive $30.00 in cash in their Plan account.

TIME IN WHICH TO ELECT

     To be effective, a Non-Cash Election pursuant to the terms and conditions set forth on this 401(k) Plan Form of Non-Cash Election must be received by The Northern Trust Company at PO Box 1997, New York, NY 10117-0024 or facsimile number (212) 645-8046, by no later than 5:00 p.m., Eastern time, on August 9, 1999 (the "401(k) Election Date"). The Trustee will tabulate the results and, on behalf of all Plan participants, will deliver one Form of Non-Cash Election for the entire Blount 401(k) Retirement Savings Plan by the Election Date. If a participant's Non-Cash Election Form is not completed accurately or received by the Trustee in a timely manner, it may result in 100% of the shares of Blount Class A Common Stock attributed to such participant's account in the Plan being converted into the right to receive cash, subject to proration.

REVOCATION OF NON-CASH ELECTION

     A participant may revoke his or her earlier Non-Cash Election by written notice to the Trustee at The Northern Trust Company at PO Box 1997, New York, NY 10117-0024 or facsimile number (212) 645-8046, no later than 5:00 p.m., Eastern time, on the 401(k) Election Date. Such notice must specify the participant's Social Security Number, request revocation of the prior Non-Cash Election, and be signed and dated by the participant.

TERMINATION OF RIGHT TO ELECT

     If for any reason the Merger is not consummated or is abandoned, all 401(k) Plan Forms of Non-Election will be void and of no effect.

     Any questions or requests for assistance concerning the Non-Cash Election or your Plan account should be directed to the Blount Benefits Department at
(800) 247-5260 if by telephone; (334) 271-8136 if by facsimile; and 4520
Executive Park Drive, Montgomery, AL 36116 if by mail.

     Any questions or requests for assistance concerning the Proxy Statement should be directed to EquiServe at 1-800-730-4001.